CONSULTING AGREEMENT- TCI

This Consulting Agreement is by and between Indigo-Energy, Inc., (IEI), a Nevada Corporation located at 701 N. Green Valley Pkwy, Suite 200, Henderson, NV 89074, and Tangerine Communications, Inc. Suite 305 5711 Cooney Rd. Richmond, BC, phone/fax 866 831 3370 (TCI), collectively referred to as "The Parties".

WHEREAS, IEI is a developer of energy related properties, and

WHEREAS, TCI has experience in identifying possible funding sources and business development opportunities;

NOW, THEREFORE, in consideration of the mutual covenants provided herein, the Parties agree as follows:

Services.
TCI will perform ongoing duties under the direction of IEI's President and Board of Directors under the following parameters:

1. Raising short term funding dollars to help meet immediate expenses.
2. Acting as a liaison with those funding sources and other investors to initiate and conclude a transaction.

Compensation. IEI shall compensate TCI for these services as follows:

1. A commission (Compensation Fee) of ten percent (10%) of the net funds received by IEI from any source initiated by TCI's efforts.
2. IEI will not directly contact any source identified by TCI for funding for a period of one-year from the signing date of this agreement, and any funding received from any such source for the same one-year period shall obligate IEI to pay the Compensation Fee to TCI.
3. IEI has the sole and exclusive right to accept or reject any offer for any reason at any time.

Independent Contractor and No Agency Relationship. TCI shall be paid as an independent contractor with no employee relationship or agency and principal relationship and shall thereby be responsible for all its own taxes, insurance, licenses and fees and expenses related to its business and this Agreement.

Governing Law. This Agreement is being executed under and will be governed by the laws of the State of Nevada.

Term. The term of this Agreement commences upon signing and terminates December 31, 2007.

TCI IEI

IN WITNESS THEREOF, the Parties have executed this Agreement effective as of the date signed below.

For Indigo-Energy, Inc.

Steve Durdin, President

10-29-07
Date

For Tangerine Communications, Inc.

Amar Bahadoorsingh	President	10-29-07
Name (Print)	Title	Date

Signed

TCI IEI